SLM Private Credit Student Loan Trust 2004-B Quarterly Servicing Report
Report Date: 08/31/2005 Reporting Period: 6/1/05-8/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		05/31/2005	Activity	08/31/2005

A	i	Portfolio Balance	$1,233,601,192.63	($6,891,425.20)	$1,226,709,767.43
	ii	Interest to be Capitalized	70,038,817.21		76,145,543.54

	iii	Total Pool	$1,303,640,009.84		$1,302,855,310.97
	iv	Cash Capitalization Account (Cii)	151,514,995.94		151,514,995.94

	v	Asset Balance	$1,455,155,005.78		$1,454,370,306.91

	i	Weighted Average Coupon (WAC)	6.730%		7.230%
	ii	Weighted Average Remaining Term	195.29		193.21
	iii	Number of Loans	118,464		117,450
	iv	Number of Borrowers	106,701		105,844
	v	Prime Loans Outstanding	$1,249,864,836.05		$1,250,512,442.97
	vi	T-bill Loans Outstanding	$53,280,884.13		$51,817,163.38
	vii	Fixed Loans Outstanding	$494,289.66		$525,704.62

						% of		% of
	Notes		Cusips	Spread	Balance 6/15/05	O/S Securities**	Balance 9/15/05	O/S Securities**

B	i	A-1 Notes	78443CBL7	0.050%	$552,278,006.59	38.760%	$551,493,307.72	38.727%
	ii	A-2 Notes	78443CBM5	0.200%	378,000,000.00	26.529%	378,000,000.00	26.544%
	iii	A-3 Notes	78443CBN3	0.330%	277,150,000.00	19.451%	277,150,000.00	19.462%
	iv	A-4 Notes	78443CBP8	0.430%	100,000,000.00	7.018%	100,000,000.00	7.022%
	v	B Notes	78443CBQ6	0.470%	49,242,000.00	3.456%	49,242,000.00	3.458%
	vi	C Notes	78443CBR4	0.870%	68,182,000.00	4.785%	68,182,000.00	4.788%

	vii	Total Notes			$1,424,852,006.59	100.000%	$1,424,067,307.72	100.000%

	Account and Asset Balances		06/15/2005	09/15/2005

C	i	Specified Reserve Account Balance ($)	$3,206,436.00	$3,206,436.00
	ii	Reserve Account Balance ($)	$3,206,436.00	$3,206,436.00
	iii	Cash Capitalization Acct Balance ($)	$151,514,995.94	$151,514,995.94

	iv	Initial Asset Balance	$1,515,149,959.36	$1,515,149,959.36
	v	Specified Overcollateralization Amount	$30,302,999.19	$30,302,999.19
	vi	Actual Overcollateralization Amount	$30,302,999.19	$30,302,999.19

	vii	Has the Stepdown Date Occurred?*	No	No

	General Trust Information

D	i	Indenture Trustee	JPMorgan Chase Bank	iii	Servicer	Sallie Mae, Inc.
	ii	Administrator	Sallie Mae, Inc.	iv	Swap Counterparty	JPMorgan Chase Bank
		Initial Pool Balance	$1,282,574,440.36

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and June 15, 2009. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.
**	Percentages may not total 100% due to rounding

II. 2004-B Transactions from: 06/01/2005 through: 08/31/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$15,273,189.99
	ii	Purchases by Servicer (Delinquencies >180)	1,076,056.93
	iii	Other Servicer Reimbursements	78.26
	iv	Other Principal Reimbursements	107,065.42

	v	Total Principal Collections	$16,456,390.60

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(8,742,940.02)
	iii	Capitalized Insurance Fee	(820,082.84)
	iv	Other Adjustments	(1,942.54)

	v	Total Non-Cash Principal Activity	$(9,564,965.40)

C	Total Student Loan Principal Activity		$6,891,425.20

D	Student Loan Interest Activity
	i	Interest Payments Received	$6,352,353.52
	ii	Purchases by Servicer (Delinquencies >180)	61,406.93
	iii	Other Servicer Reimbursements	0.34
	iv	Other Interest Reimbursements	5,023.71
	v	Late Fees	73,930.65
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$6,492,715.15

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	8,742,940.02
	iii	Other Interest Adjustments	(254.75)

	iv	Total Non-Cash Interest Adjustments	$8,742,685.27

F	Total Student Loan Interest Activity		$15,235,400.42

III. 2004-B Collection Account Activity 06/01/2005 through 08/31/2005

A	Principal Collections
	i	Principal Payments Received	$14,423,642.70
	ii	Consolidation Principal Payments	849,547.29
	iii	Purchases by Servicer (Delinquencies >180)	1,076,056.93
	iv	Reimbursements by Seller	16,635.78
	v	Reimbursements by Servicer	78.26
	vi	Other Re-purchased Principal	90,429.64

	vii	Total Principal Collections	$16,456,390.60

B	Interest Collections
	i	Interest Payments Received	$6,341,935.24
	ii	Consolidation Interest Payments	10,418.28
	iii	Purchases by Servicer (Delinquencies >180)	61,406.93
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	0.34
	vi	Other Re-purchased Interest	5,023.71
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	73,930.65

	ix	Total Interest Collections	$6,492,715.15

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$1,425,996.55

G	Borrower Incentive Reimbursements		$49,016.46

H	Interest Rate Cap Proceeds, Merrill Lynch Capital Services, Inc.		$0.00

I	Gross Swap Receipt, JPMorgan Chase Bank		$10,891,877.68

J	Other Deposits		$154,529.74

	TOTAL FUNDS RECEIVED		$35,470,526.18

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,439,889.91)

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$34,030,636.27

K	Amount Released from Cash Capitalizaton Account		$0.00

L	AVAILABLE FUNDS		$34,030,636.27

M	Servicing Fees Due for Current Period		$718,309.90

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$738,309.90

IV. 2004-B Loss and Recovery Detail

			% of
A	i	Cumulative Realized Losses Test	Original Pool	05/31/2005	08/31/2005

		September 15, 2004 to June 15, 2009	15%	$192,386,166.05	$192,386,166.05
		September 15, 2009 to June 15, 2012	18%
		September 16, 2012 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$2,832,311.85	$3,908,368.78
	iii	Cumulative Interest Purchases by Servicer		109,849.90	171,256.83

	iv	Total Gross Defaults:		$2,942,161.75	$4,079,625.61

V. 2004-B Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005
INTERIM:

In School	6.656%	7.148%	56,868	49,741	48.004%	42.351%	$587,271,412.42	$508,824,124.32	47.606%	41.479%

Grace	6.669%	7.103%	22,067	22,141	18.628%	18.851%	237,447,390.53	247,065,810.85	19.248%	20.141%

Deferment	6.679%	7.250%	3,984	4,349	3.363%	3.703%	35,999,475.07	40,668,162.25	2.918%	3.315%

TOTAL INTERIM	6.660%	7.139%	82,919	76,231	69.995%	64.905%	$860,718,278.02	$796,558,097.42	69.773%	64.935%
REPAYMENT
Active
Current	6.703%	7.182%	30,619	34,016	25.847%	28.962%	$317,225,839.80	$346,886,051.77	25.715%	28.278%
31-60 Days Delinquent	8.551%	8.377%	767	1,363	0.647%	1.160%	7,206,424.74	12,909,358.09	0.584%	1.052%
61-90 Days Delinquent	8.982%	8.620%	274	639	0.231%	0.544%	2,094,446.23	6,124,938.45	0.170%	0.499%
91-120 Days Delinquent	8.642%	9.428%	335	409	0.283%	0.348%	2,917,306.39	3,760,627.44	0.236%	0.307%
121-150 Days Delinquent	8.348%	10.034%	185	177	0.156%	0.151%	1,717,672.46	1,580,175.68	0.139%	0.129%
151-180 Days Delinquent	8.086%	9.332%	26	24	0.022%	0.020%	192,231.39	135,388.54	0.016%	0.011%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

Forbearance	7.742%	8.126%	3,339	4,591	2.819%	3.909%	41,528,993.60	58,755,130.04	3.366%	4.790%

TOTAL REPAYMENT	6.891%	7.398%	35,545	41,219	30.005%	35.095%	$372,882,914.61	$430,151,670.01	30.227%	35.065%

GRAND TOTAL	6.730%	7.230%	118,464	117,450	100.000%	100.000%	$1,233,601,192.63	$1,226,709,767.43	100.000%	100.000%

*	Percentages may not total 100% due to rounding

VI. 2004-B Portfolio Characteristics by Loan Program

LOAN PROGRAM	WAC	# Loans	$ Amount	%

- Signature Loans	7.304%	99,361	$987,823,262.47	80.526%
- Law Loans	7.891%	6,859	90,748,587.27	7.398%
- Med Loans	6.267%	7,460	69,204,937.58	5.642%
- MBA Loans	6.251%	3,770	78,932,980.11	6.435%

- Total	7.230%	117,450	$1,226,709,767.43	100.000%

*    Percentages may not total 100% due to rounding

VII. 2004-B Interest Rate Swap and Cap Calculations

A	Swap Payments				JPMorgan Chase Bank
					Swap Calculation

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$1,249,864,836.05
	Counterparty Pays:
	ii	3 Month LIBOR			3.41000%
	iii	Gross Swap Receipt Due Trust			$10,891,877.68
	iv	Days in Period	06/15/2005	09/15/2005	92

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less 2.6430%			3.35700%
	vi	Gross Swap Payment Due Counterparty			$10,575,705.63
	vii	Days in Period	06/15/2005	09/15/2005	92

B	Cap Payments				Merrill Lynch Capital Services, Inc.
					Cap Calculation

	i	Notional Swap Amount			$975,000,000.00
	Counterparty Pays:
	ii	3 Month LIBOR			3.41000%
	iii	Cap Rate			7.50000%

	iv	Excess (if any) of LIBOR over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	06/15/2005	09/15/2005	92
	vi	Cap Payment due Trust			$0.00

VIII. 2004-B Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.008842222	6/15/05 - 9/15/05	3.46000%
B	Class A-2 Interest Rate	0.009225556	6/15/05 - 9/15/05	3.61000%
C	Class A-3 Interest Rate	0.009557778	6/15/05 - 9/15/05	3.74000%
D	Class A-4 Interest Rate	0.009813333	6/15/05 - 9/15/05	3.84000%
E	Class B Interest Rate	0.009915556	6/15/05 - 9/15/05	3.88000%
F	Class C Interest Rate	0.010937778	6/15/05 - 9/15/05	4.28000%

IX. 2004-B Inputs From Prior Period 05/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,233,601,192.63
	ii	Interest To Be Capitalized	70,038,817.21

	iii	Total Pool	$1,303,640,009.84
	iv	Cash Capitalization Account (CI)	151,514,995.94

	v	Asset Balance	$1,455,155,005.78

B	Total Note and Certificate Factor		0.945129066
C	Total Note Balance		$1,424,852,006.59

D	Note Balance 06/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

	i	Current Factor	0.869729100	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$552,278,006.59	$378,000,000.00	$277,150,000.00	$100,000,000.00	$49,242,000.00	$68,182,000.00
	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
F	Unpaid Administration fees from Prior Quarter(s)		$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

X. 2004-B Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	6/15/05	$1,307,428,007	$1,356,670,007	$1,424,852,007
Asset Balance	5/31/05	$1,455,155,006	$1,455,155,006	$1,455,155,006

Pool Balance	8/31/05	$1,302,855,311	$1,302,855,311	$1,302,855,311
Amounts on Deposit*	9/15/05	162,230,720	161,742,459	160,996,699
Total		$1,465,086,031	$1,464,597,770	$1,463,852,010

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts
on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$147,726,999.19
Specified Class A Enhancement		$218,155,546.04	The greater of 15.0% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$98,484,999.19
Specified Class B Enhancement		$147,254,993.57	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$30,302,999.19
Specified Class C Enhancement		$43,631,109.21	The greater of 3.0% of the Asset Balance or the Specified Overcollateralization Amount

*	Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through E for the Class A; Items B through G for the Class B; and Items B through I for the Class C

XI. 2004-B Cash Capitalization Account Triggers

		Cash Capitalization Account Balance as of Collection End Date	08/31/2005	$151,514,995.94
		Less: Excess of Trust fees & Note interest due over Available Funds	09/15/2005	$0.00
		Cash Capitalization Account Balance (CI)*		$151,514,995.94

A	i	10.00% of initial Asset Balance		$151,514,995.94
	ii	Excess, CI over 10.00% of initial Asset Balance		$—
	iii	Release A(ii) excess to Collection Account?**	09/15/2005	NO EXCESS (Aii) TO RELEASE

B	i	5.50% of initial Asset Balance		$83,333,247.76
	ii	Excess, CI over 5.50% of initial Asset Balance		$68,181,748.18
	iii	Release B(ii) excess to Collection Account?**	09/15/2005	DO NOT RELEASE

C	i	3.50% of initial Asset Balance		$53,030,248.58
	ii	Excess, CI over 3.50% of initial Asset Balance		$98,484,747.36
	iii	Release C(ii) excess to Collection Account?**	09/15/2005	DO NOT RELEASE

D	i	1.50% of initial Asset Balance		$22,727,249.39
	ii	Excess, CI over 1.50% of initial Asset Balance		$128,787,746.55
	iii	Release D(ii) excess to Collection Account?**	09/15/2005	DO NOT RELEASE

		Release from Cash Capitalization Account (R)*	09/15/2005	$0.00

		*as defined under “Asset Balance” on page S-69 of the prospectus supplement
		**determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-48 of the prospectus supplement

XII. 2004-B            Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	06/15/2005	$1,307,428,006.59
	iii	Asset Balance	08/31/2005	$1,454,370,306.91

	iv	First Priority Principal Distribution Amount	09/15/2005	$—
				—
	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	06/15/2005	$1,356,670,006.59
	vii	Asset Balance	08/31/2005	$1,454,370,306.91
	viii	First Priority Principal Distribution Amount	09/15/2005	$—

	ix	Second Priority Principal Distribution Amount	09/15/2005	$—
				—
	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	06/15/2005	$1,424,852,006.59
	xii	Asset Balance	08/31/2005	$1,454,370,306.91
	xiii	First Priority Principal Distribution Amount	09/15/2005	$—
	xiv	Second Priority Principal Distribution Amount	09/15/2005	$—
	xv	Third Priority Principal Distribution Amount	09/15/2005	$—

B	Regular Principal Distribution
	i	Aggregate Notes Outstanding	06/15/2005	$1,424,852,006.59

	ii	Asset Balance	08/31/2005	$1,454,370,306.91
	iii	Specified Overcollateralization Amount	09/15/2005	$30,302,999.19
	iv	First Priority Principal Distribution Amount	09/15/2005	$—
	v	Second Priority Principal Distribution Amount	09/15/2005	$—
	vi	Third Priority Principal Distribution Amount	09/15/2005	$—
	vii	Regular Principal Distribution Amount		$784,698.87

C	Class A Noteholders’ Principal Distribution Amounts
	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class A Notes Outstanding	06/15/2005	$1,307,428,006.59
	iii	Asset Balance	08/31/2005	$1,454,370,306.91
	iv	85% of Asset Balance	08/31/2005	$1,236,214,760.87
	v	Specified Overcollateralization Amount	09/15/2005	$30,302,999.19
	vi	Lesser of (iii) and (ii - iv)		$1,236,214,760.87
	vii	Class A Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$784,698.87
	viii	Class A Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—
	ix	Actual Principal Distribution Amount paid		$784,698.87
	x	Shortfall		$—

D	Class B Noteholders’ Principal Distribution Amounts
	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class B Notes Outstanding	06/15/2005	$49,242,000.00
	iii	Asset Balance	08/31/2005	$1,454,370,306.91
	iv	89.875% of Asset Balance	08/31/2005	$1,307,115,313.33
	v	Specified Overcollateralization Amount	09/15/2005	$30,302,999.19
	vi	Lesser of (iii) and (ii - iv)		$1,307,115,313.33
	vii	Class B Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
	viii	Class B Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

E	Class C Noteholders’ Principal Distribution Amounts
	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class C Notes Outstanding	06/15/2005	$68,182,000.00
	iii	Asset Balance	08/31/2005	$1,454,370,306.91
	iv	97% of Asset Balance	08/31/2005	$1,410,739,197.70
	v	Specified Overcollateralization Amount	09/15/2005	$30,302,999.19
	vi	Lesser of (iii) and (ii - iv)		$1,410,739,197.70
	vii	Class C Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
	viii	Class C Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

XIII. 2004-B            Waterfall for Distributions

					Remaining
					Funds Balance

A	Total Available Funds (Sections III-L)			$34,030,636.27	$34,030,636.27

B	Primary Servicing Fees-Current Month plus any Unpaid			$718,309.90	$33,312,326.37

C	Quarterly Administration Fee plus any Unpaid			$20,000.00	$33,292,326.37

D	Gross Swap Payment due JPMorgan Chase Bank			$10,575,705.63	$22,716,620.74

E	i	Class A-1 Noteholders’ Interest Distribution Amount due	09/15/2005	$4,883,364.86	$17,833,255.88
	ii	Class A-2 Noteholders’ Interest Distribution Amount due	09/15/2005	$3,487,260.00	$14,345,995.88
	iii	Class A-3 Noteholders’ Interest Distribution Amount due	09/15/2005	$2,648,938.11	$11,697,057.77
	iv	Class A-4 Noteholders’ Interest Distribution Amount due	09/15/2005	$981,333.33	$10,715,724.44
	v	Swap Termination Fees due	09/15/2005	$0.00	$10,715,724.44

F	First Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$10,715,724.44

G	Class B Noteholders’ Interest Distribution Amount due		09/15/2005	$488,261.79	$10,227,462.65

H	Second Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$10,227,462.65

I	Class C Noteholders’ Interest Distribution Amount			$745,759.56	$9,481,703.09

J	Third Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$9,481,703.09

K	Increase to the Specified Reserve Account Balance			$0.00	$9,481,703.09

L	Regular Principal Distribution Amount — Principal Distribution Account			$784,698.87	$8,697,004.22

M	Carryover Servicing Fees			$0.00	$8,697,004.22

N	Swap Termination Payments			$0.00	$8,697,004.22

O	Additional Principal Distribution Amount — Principal Distribution Account			$0.00	$8,697,004.22

P	Remaining Funds to the Certificateholders			$8,697,004.22	$0.00

XIV. 2004-B            Principal Distribution Account Allocations

				Remaining
				Funds Balance

A	Total from Collection Account		$784,698.87	$784,698.87

B	i	Class A-1 Principal Distribution Amount Paid	$784,698.87	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid	$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Principal Distribution Amount Paid		$0.00	$0.00

F	Remaining Class B Principal Distribution Amount Paid		$0.00	$0.00

G	i	Remaining Class A-1 Principal Distribution Amount Paid	$0.00	$0.00
	ii	Remaining Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Remaining Class A-3 Principal Distribution Amount Paid	$0.00	$0.00
	iv	Remaining Class A-4 Principal Distribution Amount Paid	$0.00	$0.00

XV. 2004-B Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due			$4,883,364.86	$3,487,260.00	$2,648,938.11	$981,333.33	$488,261.79	$745,759.56
	ii	Quarterly Interest Paid			4,883,364.86	3,487,260.00	2,648,938.11	981,333.33	488,261.79	745,759.56

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$784,698.87	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			784,698.87	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$5,668,063.73	$3,487,260.00	$2,648,938.11	$981,333.33	$488,261.79	$745,759.56

B	Note Balances			06/15/2005	Paydown Factors	09/15/2005
	i	A-1 Note Balance	78443CBL7	$552,278,006.59		$551,493,307.72
		A-1 Note Pool Factor		0.869729100	0.001235700	0.868493400

	ii	A-2 Note Balance	78443CBM5	$378,000,000.00		$378,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78443CBN3	$277,150,000.00		$277,150,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78443CBP8	$100,000,000.00		$100,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	B Note Balance	78443CBQ6	$49,242,000.00		$49,242,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	C Note Balance	78443CBR4	$68,182,000.00		$68,182,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVI. 2004-B Historical Pool Information

			6/1/05-8/31/05	3/1/05-5/31/05	12/1/04-2/28/05	9/1/04-11/30/04	5/06/04-8/31/04

Beginning Student Loan Portfolio Balance			$1,233,601,192.63	$1,241,471,580.22	$1,245,886,616.13	$1,244,282,058.96	$1,250,170,429.90

	Student Loan Principal Activity
	i	Principal Payments Received	$15,273,189.99	$12,106,323.62	$10,248,774.54	$7,273,578.91	$9,982,999.67
	ii	Purchases by Servicer (Delinquencies >180)	1,076,056.93	936,276.89	1,013,867.85	733,921.72	148,245.39
	iii	Other Servicer Reimbursements	78.26	256.85	1.70	0.00	9,228.46
	iv	Seller Reimbursements	107,065.42	153,409.73	195,305.53	1,645,061.18	176,715.71

	v	Total Principal Collections	$16,456,390.60	$13,196,267.09	$11,457,949.62	$9,652,561.81	$10,317,189.23
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	(8,742,940.02)	(5,052,659.72)	(6,109,189.44)	(9,181,831.42)	(3,909,610.89)
	iii	Capitalized Insurance Fee	($820,082.84)	($271,905.00)	($949,758.33)	($2,062,229.47)	($537,371.26)
	iv	Other Adjustments	(1,942.54)	(1,314.78)	16,034.06	(13,058.09)	18,163.86

	v	Total Non-Cash Principal Activity	$(9,564,965.40)	$(5,325,879.50)	$(7,042,913.71)	$(11,257,118.98)	$(4,428,818.29)

(-)	Total Student Loan Principal Activity		$6,891,425.20	$7,870,387.59	$4,415,035.91	$(1,604,557.17)	$5,888,370.94

	Student Loan Interest Activity
	i	Interest Payments Received	$6,352,353.52	$5,331,723.99	$4,194,898.87	$2,389,629.61	$2,509,588.16
	ii	Repurchases by Servicer (Delinquencies >180)	61,406.93	39,226.82	41,027.84	28,047.35	1,547.89
	iii	Other Servicer Reimbursements	0.34	0.09	0.00	0.00	339.85
	iv	Seller Reimbursements	5,023.71	17,943.31	9,110.47	77,662.30	9,454.56
	v	Late Fees	73,930.65	69,440.74	50,610.92	22,541.61	17,448.43
	vi	Collection Fees	—	—	—	—	—

	viii	Total Interest Collections	6,492,715.15	5,458,334.95	4,295,648.10	2,517,880.87	2,538,378.89

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	8,742,940.02	5,052,659.72	6,109,189.44	9,181,831.42	3,909,610.89
	iii	Other Interest Adjustments	(254.75)	383.56	4,835.56	27,972.34	40,795.34

	iv	Total Non-Cash Interest Adjustments	$8,742,685.27	$5,053,043.28	$6,114,025.00	$9,209,803.76	$3,950,406.23

	v	Total Student Loan Interest Activity	$15,235,400.42	$10,511,378.23	$10,409,673.10	$11,727,684.63	$6,488,785.12

(=)	Ending Student Loan Portfolio Balance		$1,226,709,767.43	$1,233,601,192.63	$1,241,471,580.22	$1,245,886,616.13	$1,244,282,058.96
(+)	Interest to be Capitalized		$76,145,543.54	$70,038,817.21	$60,153,923.21	$52,164,813.32	$47,353,017.57

(=)	TOTAL POOL		$1,302,855,310.97	$1,303,640,009.84	$1,301,625,503.43	$1,298,051,429.45	$1,291,635,076.53

(+)	Cash Capitalization Account Balance (CI)		$151,514,995.94	$151,514,995.94	$232,575,519.00	$232,575,519.00	$232,575,519.00

(=)	Asset Balance		$1,454,370,306.91	$1,455,155,005.78	$1,534,201,022.43	$1,530,626,948.45	$1,524,210,595.53

XVII. 2004-B Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Sep-04	$1,291,635,077	2.24%

Dec-04	$1,298,051,429	2.32%

Mar-05	$1,301,625,503	2.09%

Jun-05	$1,303,640,010	1.98%

Sep-05	$1,302,855,311	2.03%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.